FRH N-SAR ANNUAL
 3/1/05-8/31/05_AuthorEmailSPeabody@MFS.com_AuthorEmailDisplayNamePeabody,
Susan_ReviewingToolsShownOnceSUB-ITEM 77Q1


Appendix A, dated June 28, 2005, to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised June 23, 2004, is contained in Post-Effective Amendment No. 57 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 28, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.